SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                  June 3, 1998



                           Imagica Entertainment, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Florida                      033-37968-A                 59-2762999
----------------------------      -------------------        -------------------
(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
 of incorporation)                                           Identification No.)





                 Post Office Box 2121, Ocala, Florida 34478-2121
            ---------------------------------------------------------
           (Address of principal executive offices including zip Code)



       Registrant's telephone number, including area code: (352) 867-7860







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Item 2.  Acquisition or Deposition of Assets

     (a) On June 1, 1998 the Company entered into a lease with FRL Enterprises, Inc., for sign making equipment and inkjet graphic equipment. The sign making equipment calls for a monthly payment of $1,100 for a period of 36 months with options at the end of the lease to continue the lease at $275.00 per month or to purchase the equipment at 35% of the original price. The new equipment runs eight times faster than the old equipment and will cut 48" ruby versus 28" by the old equipment. The Company estimates labor savings in the print production area to be a minimum of three times the cost of the equipment.

     The six color inkjet printer lease payments are based on through put at the rate of $1.00 per square foot with a minimum of $5,000.00 per month. Through put in excess of $7,000.00 will be paid in stock options computed on the basis of
1.2 times the square feet in excess of 7,000 divided by the average per share bid price for Imagica stock on the last five days of the establishing month.

     The inkjet printer will allow the Company to produce high profit digital prints up to 54" wide with photographic quality. With this the Company can expand its core market of large format prints and banners produced with rapid turn around time. Currently the Company spends in excess of $10,000 per month with an outside supplier for products that do not meet the quality level of this new equipment. It is the Company's intention to continue to grow in this area through the acquisition of additional equipment as business increases.

     There are four principles in FRL Enterprises, Inc., two of which are Company employees; Bill White, Vice President and Jeff Reed, Plant Manager.

Item 5. Other Events

     On May 27, 1998 the Board of Directors voted to issue 20,000 restricted shares of the Company's stock to Mark Tishman for his services as a Director of the Company and 75,000 restricted shares of the Company's stock to Braxton Jones for his services as a Director and President of the Company.

     The Board also voted to issue to Howard Essenfeld 600,000 restricted shares and to Jeff Sedacca 600,000 restricted shares at the purchase price of .20 cents per share to be paid in cash or kind.

     The Board also voted to issue restricted shares to certain employees of the Company for their service to the Company as follows:

     Richard Brown         1,000
     Tracie Dawson        10,000
     Dawn Goshorn          1,000
     Carol Monroe          7,500
     Ed Ramsey             1,000

     Jeff Reed            10,000
     Mark Sloughter        1,000
     Steve Stevenson         500
     Tim Swope             7,500
     Bill White           10,000

     On May 28, 1998, pursuant to advice from the Company's legal council, the Board voted to have employees who received stock under a previous stock option plan or in exchange for Imagica stock, return those shares to the Company. In most if not all cases these shares were never given to the employees, but retained by the Company's previous President, Robert Wormser. For that reason the Board has requested the employees to relinquish all rights to these shares in writing. Those shares and employees are as follows:

     Bill White            4,147
     Tracie Dawson         5,893
     Carol Monroe          1,495
     Richard Brown           625
     Mark Sloughter          250
     Dawn Goshorn            407

     On May 29, 1998 the Board of Directors voted to issue 250 restricted shares of the Company's stock to those employees with 5 or more years of employment with the Company. There are 23 employees with 5 or more years of service to the Company.



                                           IMAGICA ENTERTAINMENT, INC.


                                           By:  /s/  Braxton P. Jones
                                              ----------------------------------
                                              Braxton P. Jones, President



Date June 3, 1998